Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
      In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) by STAAR Surgical Company (“Registrant”), each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

By:	/s/ David Bailey

David Bailey
President, Chief Executive Officer,
Chairman and Director
(principal executive officer)
Dated: March 30, 2005

By:	/s/ John Bily

John Bily
Chief Financial Officer (principal
accounting and financial officer)
Dated: March 30, 2005
      A signed original of this written statement required by Section 906 has been provided to STAAR Surgical Company and will be furnished to the Securities and Exchange Commission or its staff upon request.